SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

Lyynks Inc.
(Exact name of registrant as specified in charter)

Nevada	000-50480
(State or other jurisdiction of incorporation)	(Commission File Number)

644-1812 West Burbank Blvd., Burbank, CA	91506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 478-2260

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. Other Events.

Lyynks Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission on October 7, 2013.  As a result of this filing, the Company’s duty to file reports under the Securities Exchange Act of 1934, as amended “Exchange Act”), is suspended immediately, and  termination of registration of the Company’s class of common stock under the Exchange Act will take effect 90 days after the filing of the Form 15.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013	LYYNKS INC.
(Registrant)

	By:	/s/ Robert Rosner
Robert Rosner, President and
Chief Executive Officer